                                                                     EXHIBIT 5.1

                               January 27, 1997


SpeedFam International, Inc.
7406 West Detroit
Chandler, Arizona  85226

Ladies/Gentlemen:

     You have requested our opinion as counsel for SpeedFam International, Inc., an Illinois corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering as contemplated thereby of 3,000,000 shares of the Company's common stock, no par value (together with up to 450,000 shares of such stock to cover over-allotments, the "Common Stock"). Of such shares of Common Stock, up to 950,000 are currently outstanding and are proposed to be sold by certain shareholders of the Company.

     We have examined the Company's Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on January 28, 1997 (the "Registration Statement"). We have further examined the originals or certified, conformed or reproduced copies of the Articles of Incorporation of the Company, the by-laws and minute books of the Company, the form of the Underwriting Agreement between the Company, the Selling Shareholders and the Underwriters ("Underwriting Agreement'"), the form of stock certificate to be issued representing the Common Stock, and such other documents as we deem necessary or appropriate as the basis for the opinion hereinafter expressed. In connection with this opinion, we have examined the originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and documents as we have deemed relevant. In stating our opinion, we have assumed the genuineness of all signatures on original or certified copies, the authenticity of documents submitted to us as originals and the conformity to originals or certified copies of all copies submitted to us as certified or reproduction copies.

     Based on the foregoing, it is our opinion that the shares of Common Stock to be sold by the selling shareholders are, and all of the shares of Common Stock to be sold by the Company will be, when issued and sold in accordance with the final Prospectus which is a part of the Registration Statement and the Underwriting Agreement, legally and validly issued, fully paid and nonassessable.

SpeedFam International, Inc.
Page 2


     We consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name under the caption "Legal Matters" in the Prospectus which is part thereof.


                                         Chapman and Cutler